UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 25, 2017
   MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive, Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Registrant’s Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 25, 2017, the Registrant issued a press release announcing earnings for the quarter ended April 1, 2017. A copy of the press release announcing the first quarter 2017 earnings is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated April 25, 2017 reporting first quarter 2017 earnings.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ JEFFREY A. MARTIN
	Name:	Jeffrey A. Martin
	Title:	Chief Financial Officer and Treasurer

Date: April 25, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 25, 2017.

Mueller Industries, Inc. Reports First Quarter 2017 Earnings

MEMPHIS, Tenn., April 25, 2017 -- Mueller Industries, Inc. (NYSE: MLI) announced today operating income of $45.6 million for the first quarter of 2017, a 10 percent increase over the same period in 2016. Net income for the period was $30.0 million, or 52 cents per diluted share, compared with net income of $28.6 million, or 50 cents per diluted share in the prior year. Net sales for the first quarter of 2017 were $577.9 million compared with $532.8 million in the same quarter of 2016.

Financial and Operating Highlights for the first quarter of 2017:

•	The first quarter of 2017 contained one less week compared with the first quarter of 2016, a 7 percent decrease in shipping days.

•	Net sales impacts:

–	The average price of copper rose 26 percent, or 55 cents per pound, compared with the same period of 2016. This positively influenced net sales to the tune of $66.8 million.

–	The aforementioned shorter period in 2017 resulted in a reduction in net sales of approximately $31.0 million.

•	The period included a loss of $1.2 million from Tecumseh Products Co., an unconsolidated affiliate, versus net income of $2.9 million in the same period of 2016.

•	At quarter end, cash totaled $146.9 million, equal to $2.55 per share, after the $179.8 million in cash dividends distributed during the quarter.

•
On March 9, 2017, the Company distributed a special dividend of $8.00 per share, consisting of $3.00 in cash and $5.00 in principal amount of the Company’s 6% Subordinated Debentures due in 2027. The effect of the special dividend was a decrease in stockholders’ equity of approximately $458.7 million, an increase in long-term debt of approximately $284.5 million, and a decrease in cash of approximately $174.2 million.

•	The Company also paid a regular quarterly cash dividend of 10 cents per share.

Regarding the outlook, Greg Christopher, Mueller CEO, said, “The year started where 2016 left off. The primary drivers of the U.S. businesses continue on a path of steady improvement and we remain optimistic that the international markets will improve over time.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

*********************

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901)753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended
(In thousands, except per share data)	April 1, 2017	April 2, 2016

Net sales	$577,920	$532,809

Cost of goods sold	488,427	446,642
Depreciation and amortization	8,355	8,920
Selling, general, and administrative expense	35,531	35,780

Operating income	45,607	41,467

Interest expense	(2,531)	(1,848)
Other income, net	551	245

Income before income taxes	43,627	39,864

Income tax expense	(11,929)	(14,121)
(Loss) income from unconsolidated affiliates, net of tax	(1,243)	2,922

Consolidated net income	30,455	28,665

Net income attributable to noncontrolling interests	(468)	(35)

Net income attributable to Mueller Industries, Inc.	$29,987	$28,630

Weighted average shares for basic earnings per share	56,780	56,467
Effect of dilutive stock-based awards	658	495

Adjusted weighted average shares for diluted earnings per share	57,438	56,962

Basic earnings per share	$0.53	$0.51

Diluted earnings per share	$0.52	$0.50

Dividends per share	$8.100	$0.075

Summary Segment Data:

Net sales:
Piping Systems Segment	$398,775	$368,890
Industrial Metals Segment	149,837	134,521
Climate Segment	34,279	30,706
Elimination of intersegment sales	(4,971)	(1,308)

Net sales	$577,920	$532,809

Operating income:
Piping Systems Segment	$30,366	$31,159
Industrial Metals Segment	20,666	19,912
Climate Segment	5,610	3,879
Unallocated expenses	(11,035)	(13,483)

Operating income	$45,607	$41,467

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	April 1, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$146,891	$351,317
Accounts receivable, net	312,095	256,291
Inventories	251,958	242,013
Other current assets	45,141	44,702

Total current assets	756,085	894,323

Property, plant, and equipment, net	296,360	295,231
Other assets	252,476	257,922

	$1,304,921	$1,447,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$14,939	$13,655
Accounts payable	117,251	103,175
Other current liabilities	99,498	102,162

Total current liabilities	231,688	218,992

Long-term debt	489,787	213,709
Pension and postretirement liabilities	31,012	31,273
Environmental reserves	20,993	21,208
Deferred income taxes	18,249	19,573
Other noncurrent liabilities	6,447	6,284

Total liabilities	798,176	511,039

Total Mueller Industries, Inc. stockholders’ equity	467,875	898,684
Noncontrolling interests	38,870	37,753

Total equity	506,745	936,437

	$1,304,921	$1,447,476

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter Ended
(In thousands)	April 1, 2017	April 2, 2016

Cash flows from operating activities
Consolidated net income	$30,455	$28,665
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	8,419	9,011
Stock-based compensation expense	1,736	1,236
Loss (income) from unconsolidated affiliates	1,243	(2,922)
Gain on disposals of assets	(16)	(23)
Gain on sales of securities	(254)	—
Deferred income taxes	(80)	1,895
Income tax benefit from exercise of stock options	—	(96)
Changes in assets and liabilities, net of businesses acquired:
Receivables	(53,756)	(25,089)
Inventories	(6,991)	(1,631)
Other assets	1,205	(370)
Current liabilities	8,215	655
Other liabilities	(668)	(704)
Other, net	(930)	(291)

Net cash (used in) provided by operating activities	(11,422)	10,336

Cash flows from investing activities
Capital expenditures	(7,345)	(5,892)
Net (deposits in) withdrawals from restricted cash balances	(1,403)	84
Proceeds from sales of assets	192	1
Proceeds from sales of securities	1,444	—

Net cash used in investing activities	(7,112)	(5,807)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(179,848)	(4,236)
Issuance of long-term debt	—	2,000
Repayment of debt by consolidated joint ventures, net	(7,367)	(7,024)
Net cash (used) received to settle stock-based awards	(870)	361
Repayments of long-term debt	(306)	(250)
Income tax benefit from exercise of stock options	—	96

Net cash used in financing activities	(188,391)	(9,053)

Effect of exchange rate changes on cash	2,499	(171)

Decrease in cash and cash equivalents	(204,426)	(4,695)
Cash and cash equivalents at the beginning of the period	351,317	274,844

Cash and cash equivalents at the end of the period	$146,891	$270,149